Exhibit 5

March 7, 2017

Cachet Financial Solutions, Inc.

18671 Lake Drive East

dellFive Business Park G

Minneapolis, MN 55317

Re: Registration Statement on Form S-1 (File No. 333-215650)

Ladies and Gentlemen:

We have acted as counsel to Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to $14,950,000 of its shares of shares of common stock, par value $0.0001 per share, of the Company (including $1,950,000 of its shares to be subject to the underwriters’ over-allotment option) (the “Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and that the Shares will be priced by the Pricing Committee established by the authorizing resolutions adopted by the Company’s Board of Directors in accordance with such resolutions. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP